                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF OFFSHORE LOGISTICS, INC.

                                                                                     Percentage
                                                              Place of               of Voting
                      Company                              Incorporation            Stock Owned
---------------------------------------------------        -------------            -----------
Aeroleo Taxi Aereo S/A                                     Brazil                       20%
Air Logistics of Alaska, Inc.                              Alaska                      100%
Air Logistics, L.L.C.                                      Louisiana                   100%
Aircopter Maintenance International, Inc.                  Panama                       49%
Airlog International, Inc.                                 Panama                      100%
Airlog International, Ltd.                                 Delaware                    100%
Airlog Part Sales, Inc.                                    Louisiana                   100%
Brilog Leasing Limited                                     Cayman Islands              100%
Bristow Aviation Holdings Limited                          England                      49%
Bristow Caribbean Ltd.                                     Trinidad/Tobago              40%  *
Bristow Helicopter Group Limited                           England                      49%
Bristow Helicopters Australia Pty. Ltd.                    Australia                    49%  *
Bristow Helicopters International Limited                  England                      49%
Bristow Helicopters Limited                                England                      49%
Bristow Helicopters Nigeria Limited                        Nigeria                      40%  *
Bristow International Limited                              England                     100%
Bristow Technical Services Limited                         England                      49%
FB Heliservices Limited                                    England                      50%  *
FBL Limited                                                England                      50%  *
FBS Limited                                                England                      50%  *
Grasso Corporation                                         Delaware                    100%
Grasso Production Management                               Texas                       100%
Guaranty Financial International, N.A.                     Netherlands                  49%
                                                           Antilles
Heliservicio Campeche S.A. de C.V.                         Mexico                       49%
Hemisco Helicopters International, Inc.                    Panama                       49%
Medic Systems, Inc.                                        Delaware                    100%
Norsk Helikopter AS                                        Norway                       49%  *
Offshore Logistics International, Inc.                     Panama                      100%
Pan African Airlines Nigeria Ltd.                          Nigeria                      40%
Petroleum Air Services                                     Egypt                        25%
Pueblo Airmotive, Inc.                                     Arizona                     100%

*  percentage owned by Bristow Helicopters Limited